                                            Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SUBLICENSE AGREEMENT
BETWEEN
VERTEX PHARMACEUTICALS INCORPORATED
AND
ENTRADA THERAPEUTICS, INC.
December 7, 2022

SUBLICENSE AGREEMENT
This Sublicense Agreement (this “Agreement”) is entered into as of December 7, 2022 (the “Execution Date”) by and between Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of The Commonwealth of Massachusetts (“Vertex”), and Entrada Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Company”). Vertex and Company each may be referred to herein individually as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, Company is party to that certain Exclusive License Agreement (the “OSIF Agreement”), dated December 14, 2018, by and between Company and the Ohio State Innovation Foundation (“OSIF”), pursuant to which OSIF granted to Company an exclusive license under certain intellectual property to practice certain products;
WHEREAS, Vertex is a biopharmaceutical company that possesses expertise in developing and commercializing human therapeutics;
WHEREAS, simultaneously with entering into this Agreement, Company and Vertex are entering into a Strategic Collaboration and License Agreement (the “Collaboration Agreement”), pursuant to which Company would perform certain research activities and grant to Vertex an exclusive license to exploit novel products for the treatment or prevention of DM1, using Company’s proprietary EEV delivery peptides on the terms and conditions set forth therein;
WHEREAS, Vertex and Company desire to enter into this Agreement, pursuant to which Company would grant to Vertex an exclusive sublicense under the OSIF Agreement to exploit novel products for the treatment or prevention of DM1; and
NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, the following capitalized terms will have the following meanings:
1.1    “AAA” has the meaning set forth in Section 12.12.2.
1.2    “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.3    “Agreement” has the meaning set forth in the Preamble.

1.4    “Annual Net Sales” means, with respect to a Product, the aggregate Net Sales of the Product sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year and only during the Royalty Term for such Product(s) in the applicable country.
1.5    “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.6    “Approval Application” means a BLA, NDA or similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological or pharmaceutical product in that country or group of countries.
1.7    “Arbitration Notice” has the meaning set forth in Section 12.12.2.
1.8    “Baseball Arbitration” means the arbitration process set forth in Schedule 1.8.
1.9    “Baseball Expert” has the meaning set forth in Schedule 1.8.
1.10    “BLA” means a Biologics License Application that is submitted to the FDA for marketing approval for a Product pursuant to 21 C.F.R. § 601.2.
1.11    “Breaching Party” means the Party that the other Party believes is in material breach of this Agreement.
1.12    “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.
1.13    “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.14    “Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.
1.15    “CDA” has the meaning set forth in Section 1.29.
1.16    “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates.
1.17    “Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is designed to generate data in support of an Approval Application.

1.18    “Collaboration Agreement” has the meaning set forth in the Recitals.
1.19    “Combination Product” has the meaning set forth in Section 1.78.
1.20    “Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a Product, (b) conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval or (c) conduct post-Marketing Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any activities involved in Commercializing.
1.21    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Person with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. [***].
1.22    “Common Ownership Legislation” means the legislation on conditions for patentability and novelty, as codified at 35 U.S.C. § 102(c) (Common Ownership Under Joint Research Agreements).
1.23    “Company” has the meaning set forth in the Preamble.
1.24    “Company Breach Event” has the meaning set forth in Section 10.2.3(a).
1.25    “Company Indemnified Party” has the meaning set forth in Section 9.1.
1.26    “Competitive Infringement” has the meaning set forth in Section 7.3.1.
1.27    “Competitive Product” means, with respect to a particular Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that is not otherwise authorized to sell such product by, and did not purchase such product in a chain of distribution that included, any of Vertex or its Affiliates or Sublicensees, that [***].
1.28    “Compliance” means, with respect to a Party, the adherence by such Party and its Affiliates to Applicable Law and such Party’s Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.
1.29    “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, agents, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, pursuant to this Agreement or that certain Mutual Confidentiality Agreement between Vertex and Company dated [***], and that certain Confidentiality Agreement between Vertex and Company dated [***] (together, the “CDA”), whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. [***]. Notwithstanding any provision of this Section 1.29 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) is disclosed to the Receiving Party (other than under an obligation of confidentiality) by a Third Party who has no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) is independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder will not be deemed to fall within the foregoing exceptions merely because broader or related information falls within such exceptions, nor will combinations of elements or principles be considered to fall within the foregoing exceptions merely because individual elements of such combinations fall within such exceptions.
1.30    “Control” or “Controlled” means, with respect to a Party and to any Know-How, Patent or Materials, possession on the Effective Date or at any time during the Term of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patent or Materials. [***].
1.31    “Cover,” “Covering” or “Covers” means, with respect to a compound, product or other technology and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, product or other technology would infringe such Patent or, as to a pending claim included in such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, product or other technology would infringe such Patent if such pending claim were to issue in an issued patent without modification.
1.32    “Development” means, with respect to a Licensed Agent or Product, all clinical and non-clinical research and development activities conducted after filing of an IND for such Licensed Agent or Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Marketing Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.
1.33    “Disclosing Party” has the meaning set forth in Section 11.1.
1.34    “Dispute” has the meaning set forth in Section 12.12.
1.35    “Distributor” means a Third Party to whom Vertex or its Affiliates or Sublicensees grant a right to sell or distribute a Product, that purchases its requirements for such Product from Vertex or its Affiliates or Sublicensees and does not otherwise make any royalty or other payments to Vertex or its Affiliates or Sublicensees with respect to Vertex’s, its Affiliates’ or its Sublicensees’ intellectual property rights or Products, including any payments that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sale of Products.
1.36    “DM1” means myotonic dystrophy type 1.
1.37    “DMPK” means myotonic dystrophy protein kinase.
1.38    “EEV” means an endosomal escape vehicle.
1.39    “EEV-PMO” means an EEV-linked phosphorodiamidate morpholino oligomer.
1.40    “Effective Date” means the Effective Date of the Collaboration Agreement.

1.41    “EMA” means the European Medicines Agency and any successor entity thereto.
1.42    “ENTR-701” has the meaning set forth in Section 1.71.
1.43    “Europe” means (a) the economic, scientific and political organization of member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom of Great Britain and Northern Ireland, (c) any member country of the European Economic Area that is not otherwise a member of the European Union, and (d) any country not otherwise included in clauses (a), (b) or (c) that [***]. For clarity, “Europe” will at all times be deemed to include each of [***].
1.44    “European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in Europe.
1.45    “European Union” has the meaning set forth in Section 1.43.
1.46    “Execution Date” has the meaning set forth in the Preamble.
1.47    “Executive Officers” means the [***] of Company, as of the Execution Date, [***], or such [***] designee, and the [***] of Vertex, as of the Execution Date, [***], or such [***] designee, or any other executive designated by a Party in writing who has the authority to resolve the applicable matter referred to the Executive Officers in accordance with this Agreement.
1.48    “Exploit” means, with respect to a Licensed Agent or Product, to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export, Commercialize and otherwise exploit such Licensed Agent or Product.
1.49    “FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.50    “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.51    “Field” means [***].
1.52    “First Commercial Sale” means, with respect to a Product in any country in the Territory, [***].
1.53    “Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or restrictions, war, civil commotion, labor strike or lock-out, epidemic or pandemic, flood, failure or default of public utilities or common carriers, and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
1.54    “GAAP” means United States generally accepted accounting principles, consistently applied.

1.55    “GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of Europe and other organizations and governmental authorities in countries for which the applicable Licensed Agent or Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.
1.56    “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.
1.57    “GMP” means the then-current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture, to the extent such standards are not less stringent than United States standards.
1.58    “Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare professionals or healthcare providers employed by government-owned hospitals will be considered Government Officials.
1.59    “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.60    [***].
1.61    “IND” means any Investigational New Drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations or a similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries.
1.62    “Indemnified Party” has the meaning set forth in Section 9.1.3.
1.63    “Indemnifying Party” has the meaning set forth in Section 9.1.3.
1.64    “Initiation” or “Initiate” means, with respect to any Clinical Trial, first dosing in such Clinical Trial of the first human subject with the disease or condition for which the Product in such Clinical Trial is intended.
1.65    “Insolvency Event” has the meaning set forth in Section 10.2.5.
1.66    “IP Committee” has the meaning set forth in ARTICLE 4.
1.67    “JAMS” has the meaning set forth in Schedule 1.8.
1.68    “JRC” means the joint research committee formed by the Parties pursuant to the Collaboration Agreement.
1.69    “Know-How” means data, results, protocols, chemical structures, chemical sequences, materials, inventions, know-how, formulas, trade secrets, techniques, methods,

processes, procedures and developments, and other scientific, technical or manufacturing information, whether or not patentable; provided that Know-How does not include Patents.
1.70    “Liability” has the meaning set forth in Section 9.1.1.
1.71    “Licensed Agents” means: (a) that compound known as ENTR-701 with the chemical structure set forth on Schedule 1.71 (“ENTR-701”), [***].
1.72    [***].
1.73    “Major Market Country” means any one of the following countries: [***].
1.74    “Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Licensed Agent or Product.
1.75    “Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals (including regular or accelerated approval of a BLA or NDA), licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to Europe, approval of an Approval Application for such Product by the European Commission or the applicable Regulatory Authority in any particular country in Europe.
1.76    “Materials” means chemical compounds, biological materials, including Clinical Trial samples, cell lines, EEVs, lipids, assays, viruses and vectors, and other materials.
1.77    “NDA” means a new drug application that is submitted to the FDA for marketing approval for a Product, pursuant to 21 C.F.R. § 314.3.
1.78    “Net Sales” means the [***] for Products sold by Vertex (including sales generated from named patient programs and excluding sales deferred for GAAP accounting purposes until such sales are recognized), its Affiliates or Sublicensees (the “Selling Party”) to Third Parties (including Distributors), less the following deductions from such [***] amounts:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***];
(f)    [***].
Only items that are deducted from the Selling Party’s [***] of Product(s), as included in the Selling Party’s published financial statements and that are in accordance with GAAP, applied on a consistent basis, will be deducted from such [***] for purposes of the calculation of Net Sales; provided that amounts written off by the Selling Party by reason of uncollectible debt pursuant to clause (a) or amounts of compulsory payments deducted pursuant to clause (f) above, respectively, may be deducted from Net Sales in accordance with clause (a) or clause (f) above, respectively, regardless of whether such amounts are classified as deduction from gross sales in the Selling Party’s published financial statements.
A qualifying amount may be deducted only once regardless of the number of the preceding categories that describes such amount. If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any royalties due will be reported with a subsequent quarterly report. Sales between or among Vertex, its Affiliates and Sublicensees will be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales will include the subsequent final sales to Third Parties by Vertex or any such Affiliates or Sublicensees. A Product will not be deemed to be sold if the Product is provided free of charge to a Third Party in reasonable quantities as a sample consistent with industry standard promotional and sample practices. For clarity, Net Sales include sales such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” even if such sales occur prior to receipt of Marketing Approval.
If a sale, transfer or other disposition with respect to a Product involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer or other disposition will be calculated based on the average Net Sales price of the Product in arm’s length sales for cash in the relevant country during the same Calendar Quarter as such sale, transfer or other disposition or, in the absence of such sales, based on the fair market value of the Product as mutually determined by the Parties.
Solely for purposes of calculating Net Sales, [***] (“Other Product”) (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (such combination product, a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to Company pursuant to this Agreement will be calculated by [***]. If the [***] selling price of a [***] in such country [***] can be determined but the gross selling price of the Other Product in such country cannot be determined, Net Sales in such country for purposes of determining royalty payments will be calculated by [***]. If such separate sales are not made in a country, Net Sales will be calculated by [***].
1.79    “Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.
1.80    “Ongoing Study” means [***].
1.81    “OSIF” has the meaning set forth in the Recitals.
1.82    “OSIF Agreement” has the meaning set forth in the Recitals.
1.83    “OSIF Know-How” means any Know-How licensed to Company pursuant to the OSIF Agreement, in each case that is necessary or useful to Research, Develop, Manufacture or Commercialize Licensed Agents or Products in the Field.
1.84    “OSIF Patents” means any Patents licensed to Company pursuant to the OSIF Agreement as set forth on Schedule 1.84, in each case that that claim or disclose any OSIF Know-How or otherwise Cover the Licensed Agents or Products in the Field.
1.85    “OSIF Platform Patent” means [***].
1.86    “OSIF Product-Specific Patent” means [***].

1.87    “OSIF Technology” means the OSIF Patents and OSIF Know-How.
1.88    “Other Product” has the meaning set forth in Section 1.78.
1.89    “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than employees of such Party or its Affiliates.
1.90    “Party” or “Parties” has the meaning set forth in the Preamble.
1.91    “Party Specific Regulations” means all non-monetary judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.
1.92    “Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.
1.93    “Patent Challenge” has the meaning set forth in Section 10.4.
1.94    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.95    “Pivotal Clinical Trial” means, with respect to a Product, a Clinical Trial in humans performed to gain evidence with statistical significance of the efficacy of such Product in a target population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product, to form the basis for filing an Approval Application and obtaining Marketing Approval from a Regulatory Authority for such Product. [***].
1.96    “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.
1.97    “Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.
1.98    “Product” means any product, medical therapy, preparation or substance, comprising or employing a Licensed Agent, in any form or formulation, and whether alone or together with one or more other therapeutically active ingredients, delivery devices or other components. [***].
1.99    “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.
1.100    “Receiving Party” has the meaning set forth in Section 11.1.
1.101    “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations, clearances, accreditations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the research, development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval but excluding Price Approval.
1.102    “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.
1.103    “Regulatory Filings” means, collectively: (a) all (i) INDs or other filings needed to initiate clinical testing of any pharmaceutical product, (ii) Approval Applications, establishment license applications and drug master files, (iii) applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, (iv) applications for “Fast Track” status, “Breakthrough Therapy” status or “Regenerative Medicine Advances Therapy Designation” under Section 506 of the FD&C Act (21 U.S.C. § 356) or (y) for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) any supplements and amendments to any of the foregoing; and (d) any correspondence with any Regulatory Authority relating to any of the foregoing.
1.104    “Research” means conducting research activities to discover, design, optimize, deliver and advance Licensed Agents and Products, including pre-clinical studies and optimization up to the filing of an IND for such Licensed Agent or Product, but excluding Development, Manufacture and Commercialization. When used as a verb, “Researching” means to engage in Research. [***].
1.105    “Research Activities” means the activities with respect to the Research of Licensed Agents and Product to be conducted by the Parties under the Collaboration Agreement as set forth in the Research Plan.
1.106    “Research Plan” means the research plan for the Research Program, as adopted or amended by the Parties pursuant to the Collaboration Agreement.

1.107    “Research Program” means the research program under the Collaboration Agreement to [***].
1.108    “Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) reflected in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information. A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.
1.109    “Rights” has the meaning set forth in Section 12.1.
1.110    “Royalty Term” means, with respect to a Product in a country, the period commencing on the first sale of such Product giving rise to Net Sales in such country and ending upon the latest of: (a) the expiration of the last Valid Claim of an OSIF Patent that Covers such Product in such country; (b) [***] after the First Commercial Sale of such Product in such country; and (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.
1.111    “Rules” has the meaning set forth in Section 12.12.3(a).
1.112    “Selected Third Party Intellectual Property” means, with respect to a Licensed Agent or Product, Patents or Know-How owned or controlled by a Third Party (but not then included in OSIF Technology) that [***].
1.113    “Selected Third Party Intellectual Property Costs” means Out-of-Pocket Costs, including upfront payments, purchase price, milestones, royalties, license fees, option fees, option exercise fees and other payments paid or payable by Vertex or its Affiliates or Sublicensees to a Third Party that owns or controls Selected Third Party Intellectual Property (or that, prior to the applicable transaction with Vertex or its Affiliates or Sublicensees, owned or controlled Selected Third Party Intellectual Property) to license or acquire such Selected Third Party Intellectual Property; provided that, if the applicable Selected Third Party Intellectual Property relates to both a Licensed Agent or Product and one or more other programs of Vertex or its Affiliates or Sublicensees, then any such Out-of-Pocket Costs that are not specific to the Research, Development, Manufacturing or Commercialization of a Licensed Agent or Product (e.g., upfront payments, purchase price, etc.) will be [***].
1.114    “Selling Party” has the meaning set forth in Section 1.78.
1.115    “Sublicense” means, when used as a verb, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Vertex hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.
1.116    “Sublicensee” means a Third Party, other than a Distributor or service provider, to whom Vertex (or a Sublicensee or Affiliate) sublicenses any of the rights granted to Vertex hereunder during the Term.
1.117    “Successful Completion of Ongoing Study” means Company’s completion of its Ongoing Study with final reports [***].
1.118    “Term” has the meaning set forth in Section 10.1.
1.119    “Territory” means [***].

1.120    “Third Party” means any Person other than Vertex, Company or their respective Affiliates.
1.121    “Third Party Infringement Claim” has the meaning set forth in Section 7.2.
1.122    “Transparency Laws” means any Applicable Law that requires certain companies in the pharmaceutical or healthcare industry to disclose and report information regarding payments made and agreements entered into with healthcare professionals or other individuals and entities carrying out activities in certain countries.
1.123    “U.S. Bankruptcy Code” means 11 U.S.C. §§ 101-1532, as amended, and the rules and regulations promulgated thereunder.
1.124    “United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.
1.125    “Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which has not, in the country of issuance, been donated to the public, disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which has not, in the country in question, been cancelled, withdrawn, or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] from the [***] with respect thereto will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues.
1.126    “Vertex” has the meaning set forth in the Preamble.
1.127    “Vertex Indemnified Party” has the meaning set forth in Section 9.1.2.
ARTICLE 2
EFFECT OF AGREEMENT
Notwithstanding anything to the contrary in this Agreement, except for the provisions of Section 8.1, Section 8.2, Section 8.3, Section 10.2.1, ARTICLE 11, Section 12.5, and Section 12.11, and all definitions necessary to give effect to the foregoing provisions, each of which will become effective on the Execution Date, the rights and obligations of the Parties under this Agreement will not become effective until the Effective Date.
ARTICLE 3
RESEARCH, DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION
3.1    Research Program. The Parties acknowledge and agree that the Collaboration Agreement describes the Research Program and the terms and conditions applicable thereto.
3.2    Development. Subject to Section 3.4, Vertex will have sole and exclusive control over all matters relating to the Development of Licensed Agents and Products.
3.3    Commercialization.
3.3.1    General. Subject to Section 3.4, Vertex will have sole and exclusive control over all matters relating to the Commercialization of Products in the Field in the Territory.

3.3.2    Branding. Vertex will have sole and exclusive control over all matters relating to the selection of all trademarks used in connection with the Commercialization of any Product in the Field in the Territory and Vertex or its designee(s) will own all of such trademarks. Company will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of Vertex, its Affiliates or Sublicensees in connection with any Product.
3.4    Vertex Diligence. Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to [***].
3.5    Applicable Laws. Vertex will, and will require its Affiliates and Sublicensees to, comply in all material respects with Applicable Law in its and their Research, Development, Manufacture and Commercialization of Licensed Agents and Products, including, where required, GMP, GCP and GLP.
ARTICLE 4
GOVERNANCE
Within [***] days after the Effective Date, the Parties will form an intellectual property committee (the “IP Committee”), composed of [***] representatives from each Party that are employees of such Party or its Affiliates having relevant expertise, to coordinate the Prosecution and Maintenance and enforcement of OSIF Patents. The IP Committee will meet in person or by means of telephone or video conference at least [***] each [***] during the Term or as the IP Committee may otherwise agree. Each Party may replace its representatives on the IP Committee at any time by providing notice in writing to the other Party. The IP Committee will have no decision-making authority but will act as a forum for discussion between the Parties with respect to matters relating to the ownership, prosecution and enforcement of Patents pursuant to this Agreement. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the IP Committee; provided, however, that any such additional subject matter experts or relevant personnel that are not employees of such Party will be subject to prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party’s representatives on the IP Committee and all other individuals attending or participating in discussions and meetings of the IP Committee on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of ARTICLE 11 except with respect to the duration of such obligations which will be commercially reasonable. For clarity, the IP Committee under this Agreement will be the same as the “IP Committee” formed under the Collaboration Agreement, provided that this Agreement has not been assigned to OSIF or its successor.
ARTICLE 5
LICENSE GRANTS; EXCLUSIVITY
5.1    License Grant to Vertex.
5.1.1    License. Subject to the terms of this Agreement, effective upon the Effective Date, Company will grant and hereby grants to Vertex and its Affiliates an exclusive, royalty-bearing sublicense, including the right to grant Sublicenses through [***] tiers in accordance with Section 5.1.2, under Company’s and its Affiliates’ interest in the OSIF Technology to Exploit the Licensed Agents and Products in the Field in the Territory.
5.1.2    Sublicensing. Vertex and its Affiliates may grant Sublicenses of any rights granted to Vertex and its Affiliates by Company under this Agreement through [***] tiers of Sublicenses to one or more Third Parties. Each such Sublicense will be subject to a written agreement that is consistent with the terms of this Agreement. Vertex will remain responsible for each such Third Party’s compliance with the applicable terms of this Agreement. No later than 30 days following the date upon which each Sublicense becomes effective, Vertex will provide Company with a true and complete copy of each Sublicense (including the identity of the Sublicensee and, if applicable, the region or field in which such rights have been sublicensed), subject to [***].
5.1.3    Limitations. Notwithstanding the license granted to Vertex pursuant to Section 5.1.1, Company will retain rights under the OSIF Technology for the purpose of [***]. Notwithstanding anything to the contrary in this Agreement, Company does not and will not be obligated to grant any licenses or other rights to Vertex with respect to Other Products contained in any Product that is a Combination Product.
5.2    Technology Transfer. Promptly following the Effective Date, Company will transfer to Vertex a copy of all OSIF Know-How [***] for Vertex to perform its Research Activities under the Research Plan, including any documentation (whether held in paper or electronic format and including copies of standard operating procedures or technical specifications), materials and other embodiments of OSIF Know-How. To assist with the transfer of OSIF Know-How under this Section 5.2 and Vertex’s exploitation thereof in accordance with the terms of this Agreement, Company will make its personnel reasonably available to Vertex in accordance with Section 4.3.4 of the Collaboration Agreement.
5.3    No Implied Licenses. Except as expressly provided in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
ARTICLE 6
FINANCIAL PROVISIONS
6.1    Up-Front Fee. Within [***] following the Effective Date, Vertex will pay Company a one-time up-front fee of [***], which fee will be non-refundable, non-creditable and not subject to set-off. The Parties hereby acknowledge that part of such up-front fee is reimbursement of past expenses of Company.
6.2    Milestone Payments.
6.2.1    Development & Regulatory Milestones. Vertex will pay Company the milestone payments set forth in this Section 6.2.1 in accordance with the procedure set forth in Section 6.2.3 upon the first achievement of the relevant milestone event by Vertex or any of its Affiliates or Sublicensees, which payments will be non-refundable, non-creditable and not subject to set-off. Each milestone payment set forth below is payable only once, regardless of the number of Products that achieve the relevant milestone event or the number of times a Product achieves the relevant milestone event. Unless this Agreement has been assigned to OSIF, Vertex will make a single payment to Company of a milestone payment specified in Section 5.3.1 of the Collaboration Agreement, which will satisfy Vertex’s obligations with respect to the applicable milestone under this Section 6.2.1 and with respect to the corresponding milestone under Section 5.3.1 of the Collaboration Agreement.

	Milestone Event	Milestone Payment
1	[***]	[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]

6.2.2    Commercial Milestones. Vertex will pay Company the milestone payments set forth in this Section 6.2.2 in accordance with the procedure set forth in Section 6.2.3 upon the first achievement of the relevant milestone event by Vertex or its Affiliates or any Sublicensees, which payments will be non-refundable, non-creditable and not subject to set-off. Each milestone payment set forth below, is payable only once regardless of the number of Products that achieve the relevant milestone event or the number of times Product(s) achieve such milestone event. Unless this Agreement has been assigned to OSIF, Vertex will make a single payment to Company of a milestone payment specified in Section 5.3.2 of the Collaboration Agreement, which will satisfy Vertex’s obligations with respect to the applicable milestone under this Section 6.2.2 and with respect to the corresponding milestone under Section 5.3.2 of the Collaboration Agreement.

	Milestone Event	Milestone Payment
6	First time Annual Net Sales of all Products exceed $[***]	$[***]
7	First time Annual Net Sales of all Products exceed $[***]	$[***]

6.2.3    Notice; Payment; Skipped Milestones. Vertex will provide Company with written notice upon the achievement of each of the milestone events set forth in Section 6.2.1 and Section 6.2.2, such written notice to be provided (a) with respect to any milestone event under Section 6.2.1, within [***] after such achievement and (b) with respect to any milestone event under Section 6.2.2, on or prior to the date of delivery of the royalty report under Section 6.3.7 for the [***] in which such milestone event is first achieved. Following receipt of such written notice, Company will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate milestone payment within [***] after receipt of such invoice. Each milestone payment corresponding with the milestones numbered [***] as set forth in Section 6.2.1 are intended to be successive; if a Product is not required to undergo the event associated with any such milestone event, such skipped milestone will be deemed to have been achieved upon the achievement by such Product of the next successive milestone event. Payment for any such skipped milestone that is owed in accordance with the provisions of the foregoing sentence with respect to a given Product will be due concurrently with the payment for the next successive milestone event by such Product, it being agreed that if a Product is not required to undergo the milestone numbered [***] the corresponding payment will be made upon the first to occur of the milestones numbered [***]. For the avoidance of doubt, the occurrence of milestone number [***] will not trigger payment of milestone number [***]. For clarity, each milestone payment corresponding with the milestones numbered [***] as set forth in Section 6.2.2 are intended to be additive such that if both milestones numbered [***] are achieved in the same Calendar Year, Vertex will pay to Company a payment of $[***] (which, unless this Agreement is assigned to OSIF, will be included in the amounts payable by Vertex to Company under the Collaboration Agreement).
6.3    Royalties.

6.3.1    Royalty Rates. Subject to Sections 6.3.2, 6.3.3, 6.3.4 and 6.3.5, on a Product-by-Product basis, Vertex will pay Company non-refundable, non-creditable royalties based on the aggregate Net Sales of Products sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year at the rates set forth in the table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

Annual Net Sales (in Dollars) for the Products Covered by OSIF Technology in the Territory	Royalty Rates as a Percentage (%) of Net Sales
Portion of Annual Net Sales up to and including $[***]	[***]%
Portion of Annual Net Sales that exceeds $[***]	[***]%

6.3.2    Royalty Term. Vertex will pay royalties to Company under this Section 6.3 on a Product-by-Product and a country-by-country basis during the Royalty Term for the applicable Product in the applicable country. Upon the expiration of the Royalty Term for a given Product in a given country, the license granted to Vertex under Section 5.1.1 will become fully-paid, perpetual and irrevocable with respect to such Product in such country.
6.3.3    Reduction for Lack of Patent Coverage and Regulatory Exclusivity. Subject to Section 6.3.6, if during any period within the applicable Royalty Term for a country, (a) no Valid Claim of an OSIF Patent exists that Covers such Product in such country, and (b) all applicable regulatory exclusivity periods, including data exclusivity periods, have expired in such country with respect to such Product, Net Sales of such Product in such country will be reduced by [***]% for purposes of calculating the royalty owed under Section 6.3.1 for the remainder of the Royalty Term.
6.3.4    Reduction for Competition. Subject to Section 6.3.6, if during any [***] during the Royalty Term for a Product in a given country, (a) a Competitive Product with respect to such Product is sold during such [***] in such country and (b) Net Sales for such Product in such country is less than [***]% of the average Net Sales for such Product in such country during the [***] consecutive [***] immediately preceding the [***] during which any such Competitive Product is first sold in such country, then Net Sales of such Product in such country (after any applicable reduction pursuant to Section 6.3.3) will be reduced by [***]% for purposes of calculating the royalty owed under Section 6.3.1 for the remainder of the Royalty Term; provided, however, the royalty reduction in this Section 6.3.4 will no longer apply in any country, or in any [***] in a country, as applicable, where there are no Competitive Products for such Product marketed or sold in such country and the Net Sales of such Product sold by Vertex or its Affiliates or Sublicensees in such country during such [***] is greater than [***]% of the average Net Sales of such Product during the [***] consecutive [***] immediately prior to the [***] during which any such Competitive Product is first sold in such country.
6.3.5    Third Party Licenses. Subject to Section 6.3.6, following the JRC’s (or the Parties’ if the JRC has disbanded) discussion of Vertex’s intent to enter into an agreement to license or acquire rights to Selected Third Party Intellectual Property, and if Vertex enters into such agreement, Vertex may deduct from the royalties payable to Company under this Section 6.3 [***]% of any Selected Third Party Intellectual Property Costs paid by Vertex, its Affiliates or Sublicensees.
6.3.6    Aggregate Limitation on Deduction. Notwithstanding the foregoing, in no event will the deductions set forth in Section 6.3.3 through Section 6.3.5 reduce the royalties payable to Company with respect to a particular [***] in a given country to less than [***]% of the royalties that would otherwise be due pursuant to Section 6.3.1; provided, that [***].
6.3.7    Royalty Reports. Following the first sale of a Product giving rise to Net Sales and continuing for the remainder of the Royalty Term for such Product, within [***] after the end of each [***], Vertex will deliver a report to Company specifying on a Product-by-Product and country-by-country basis: (a) Net Sales in the relevant [***]; (b) to the extent such Net Sales include sales not denoted in US Dollars, a summary of the then-current exchange rate methodology(ies) used for the calculation of Net Sales in accordance with Section 6.5.2, and (c) royalties payable on such Net Sales, provided that Vertex will provide a good faith written estimate of such report under this Section 6.3.7 to Company within [***] after the end of each [***]. Unless this Agreement has been assigned to OSIF, then the royalty report submitted by Vertex under Section 5.4.7 of the Collaboration Agreement will satisfy Vertex’s obligations under both this Section 6.3.7 and Section 5.4.7 of the Collaboration Agreement. All royalty payments due under this Section 6.3 for each [***] will be due and payable within [***] after the end of each [***].
6.4    OSIF Agreement. Vertex acknowledges that the OSIF Technology has been in-licensed by Company under the OSIF Agreement. All licenses and other rights granted to Vertex under this Agreement (including any sublicense rights) are subject to the rights and obligations of Company under the OSIF Agreement. Vertex acknowledges and agrees that it will comply with all the obligations under the OSIF Agreement to the extent applicable to Vertex as a sublicensee thereunder; provided that, [***]. Subject to Section 7.1.1, any payment obligations arising under the OSIF Agreement as a result of the Research, Development, Manufacture and Commercialization of a Product by or on behalf of Vertex under this Agreement will be paid solely by Company unless such payment obligations are resulted from the breach of the OSIF Agreement by Vertex.
6.5    Payment Terms.
6.5.1    Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, in immediately available funds by wire transfer or Automated Clearing House (ACH) payment to an account designated by Company (which account Company may update from time to time in writing).
6.5.2    Exchange; Interest. If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, such amounts will be converted to their U.S. Dollar equivalent using Vertex’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Calculation of Net Sales will exclude hedging and foreign exchange gain or loss realized through a hedging program. Interest will be payable by Vertex on any amounts payable to Company under this Agreement which are not paid by the date they become due. All interest will accrue (both before and after any judgment) at an annual rate equal to [***] percentage points above the United States effective Federal Funds Rate, on the date such payment first became due (but in no event in excess of the maximum rate permissible by Applicable Law).
6.6    Withholding Tax. Where any sum due to be paid to Company hereunder is subject to any withholding or similar tax as required by Applicable Law, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Company. Vertex will in a timely manner transmit to Company an official tax certificate or other evidence of such withholding sufficient to enable Company to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Vertex to Company under this Agreement. Company will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Notwithstanding anything in this Agreement to the contrary, if any assignment, or sublicense or a similar transfer of rights or obligations under this Agreement (including through merger or acquisition) by Vertex leads to the imposition of withholding tax liability on any amounts payable under this Agreement that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by Vertex (in respect of which such deduction or withholding is required to be made) will be increased to the extent necessary to ensure that Company receives a sum equal to the sum which it would have received had no such action occurred.
6.7    Records; Audits. Vertex and its Affiliates will, and will cause their respective Sublicensees to keep and maintain accurate and complete records regarding Net Sales during the [***]. Upon [***] prior written notice from Company, Vertex will permit an independent certified public accounting firm of internationally recognized standing, selected by Company and reasonably acceptable to Vertex, to examine the relevant books and records of Vertex and its Affiliates and Sublicensees, as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 6.3.7. An examination by Company under this Section 6.7 will occur not more than [***] and will be limited to the pertinent books and records for any [***] ending not more than [***] before the date of the request; provided that Company may not exercise its audit right pursuant to this Section 6.7 in any [***] in which an audit has been conducted pursuant to Section 5.10 of the Collaboration Agreement. The accounting firm will be provided access to such books and records at Vertex’s facility or facilities where such books and records are normally kept and such examination will be conducted during Vertex’s normal business hours. Vertex may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing whether the reports submitted by Vertex are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Company. If the report or information submitted by Vertex resulted in an underpayment or overpayment, the Party owing the underpaid or overpaid amount will promptly pay such amount to the other Party. The costs and fees of any audit conducted by Company under this Section 6.7 will be borne by Company, unless such audit reveals an underpayment of amounts owed to or an overpayment of amounts owed by Company of more than [***] percent of the amount that was owed by Vertex or owed to Vertex, as applicable, with respect to the relevant period, in which case, Vertex will reimburse Company for the reasonable expense incurred by Company in connection with the audit.
6.8    Payments under Agreement. Company acknowledges that Vertex has not participated in Company’s determination of the portion of payments made under the Collaboration Agreement that are attributable to the OSIF Technology and Vertex takes no position on Company’s determination of the portion of the payments set forth or described in Article 5 of the Collaboration Agreement that is attributable to the OSIF Technology.

ARTICLE 7
INTELLECTUAL PROPERTY
7.1    Prosecution and Maintenance of Patents.
7.1.1    OSIF Prosecution Right. The Parties acknowledge and agree that, pursuant to the OSIF Agreement, OSIF has the initial right to control Prosecution and Maintenance of the OSIF Patents using counsel of its choosing. For so long as OSIF controls such Prosecution and Maintenance, [***] agrees to keep [***] reasonably informed with respect thereto and consult in good faith with [***] regarding such matters. Company will not cease paying costs for any OSIF Patent in a Major Market Country pursuant to Section 6.4 of the OSIF Agreement without the prior written consent of Vertex, not to be unreasonably withheld, conditioned, or delayed. With respect to OSIF Patents in countries other than Major Market Countries, if Company intends to cease paying costs for any such OSIF Patent pursuant to Section 6.4 of the OSIF Agreement, then Company will notify Vertex of such intention and give Vertex at least [***] to elect, upon written notice to Company, to pay for such costs. If Vertex does not make such election during such period, Company will be free to notify OSIF that it intends to cease paying for the applicable costs.
7.1.2    OSIF Platform Patents. This Section 7.1.2 applies only to OSIF Platform Patents as to which OSIF has notified Company that OSIF has decided not to Prosecute or Maintain pursuant to Section 6.2 of the OSIF Agreement. As between the Parties, [***] will have the first right (but not the obligation) to Prosecute and Maintain such OSIF Platform Patents at [***]’s own expense using patent counsel that is reasonably acceptable to [***]. [***] agrees to keep [***] reasonably informed with respect to the Prosecution and Maintenance of such OSIF Platform Patents and consult in good faith with [***] regarding such matters. If [***] intends to abandon any such OSIF Platform Patent that [***] is responsible for Prosecuting and Maintaining in a particular country, then [***] will notify [***] of such intention at least [***] before such Patent will become abandoned. Following such notice, [***] may elect, upon written notice to [***], to control the Prosecution and Maintenance thereof at its own expense with counsel of its own choice. Upon such election, [***] will cooperate and assist in transitioning the Prosecution and Maintenance of such Patent to [***].
7.1.3    OSIF Product-Specific Patents. This Section 7.1.3 applies only to OSIF Product-Specific Patents as to which OSIF has notified Company that OSIF has decided not to Prosecute or Maintain pursuant to Section 6.2 of the OSIF Agreement. As between the Parties, [***] will have the first right (but not the obligation) to Prosecute and Maintain such OSIF Product-Specific Patents at [***]’s own expense. [***] agrees to keep [***] reasonably informed with respect to the Prosecution and Maintenance of OSIF Product-Specific Patents (including providing copies of any office actions or office action responses or other correspondence that [***] provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings of such OSIF Product-Specific Patents), to consult in good faith with [***] regarding such matters, and to [***] with respect to such matters. If [***] intends to abandon any such OSIF Product-Specific Patent that [***] is responsible for Prosecuting and Maintaining in a particular country, then [***] will notify [***] of such intention at least [***] before such Patent will become abandoned. Following such notice, [***] may elect, upon written notice to [***], to control the Prosecution and Maintenance thereof at its own expense with counsel of its own choice. Upon such election, [***] will cooperate and assist in transitioning the Prosecution and Maintenance of such OSIF Product-Specific Patent to [***].
7.1.4    Prosecution Strategy. Promptly following the Effective Date and subject to any rights of OSIF under the OSIF Agreement, the Parties will aim to agree on, and will thereafter comply with, a Patent filing strategy that allows for [***].

7.1.5    IP Committee. During the Term, each Party will keep the other Party informed through the IP Committee (or to the other Party, if the IP Committee is disbanded) as to material developments with respect to the Prosecution and Maintenance of OSIF Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to this Section 7.1, including by providing copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings within [***] after such receiving or filing such documents, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.
7.2    Defense of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Product or Licensed Agent infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party in writing. Subject to Section 9.1, [***] will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its expense. Subject to Section 9.1, if [***] is named as a defendant in any such Third Party Infringement Claim, [***] will have the right to participate in such defense and settlement with its own counsel, at its expense. Subject to Section 9.1, [***] will not enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against [***] without [***]’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required if [***]. As requested by [***], [***] will provide reasonable cooperation and assistance to [***] in connection with [***]’s control of the defense or settlement of a Third-Party Infringement Claim. Such cooperation and assistance will include executing all necessary and proper documents and taking such actions as will be appropriate to allow [***] to control the defense and settlement of such Third-Party Infringement Claim. Subject to Section 9.1, [***] will reimburse [***] for the reasonable FTE Costs and Out-of-Pocket Costs incurred by [***] in providing such assistance and cooperation; provided that [***] will have no obligation to reimburse [***] for any such FTE Costs and Out-of-Pocket Costs incurred if Company exercises its right to participate in the defense and settlement of a Third-Party Infringement Claim with its own counsel. [***]will keep [***] reasonably informed of the progress of any Third Party Infringement Claim. To the extent reasonable, both Parties will cooperate in good faith to [***].
7.3    Enforcement of Patents Against Competitive Infringement.
7.3.1    Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation, threatened infringement, or a request for a compulsory license by a Third Party with respect to any OSIF Technology by reason of the making, using, offering to sell, selling, importing or other exploitation of a compound or product in the [***] (a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement.
7.3.2    Enforcement.
(a)    [***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding under any OSIF Product-Specific Patent with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If [***] fails to initiate such a Proceeding within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 7.3.1, or [***] if such Proceeding is an ANDA litigation, other than with respect to a request for a compulsory license, [***] will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense and [***] will have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided that, if [***] notifies Company during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***] will not have the right to initiate and control any Proceeding with respect to such Competitive Infringement (other than as provided in Section 6.4.2(b)).
(b)    [***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding under any OSIF Platform Patent with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If [***] fails to initiate such a Proceeding within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 7.3.1, or [***] if such Proceeding is an ANDA litigation, other than with respect to a request for a compulsory license, [***] will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense; provided that if (i) [***] notifies Vertex during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***] will not have the right to initiate, prosecute and control any Proceeding under the OSIF Platform Patents with respect to such Competitive Infringement.
(c)    The Party prosecuting and controlling any such Proceeding will (i) keep the other Party reasonably apprised of the progress of such Proceeding, (ii) reasonably consider the other Party’s comments with respect to the conduct of such Proceeding and (iii) not enter into a settlement, consent judgment or other voluntary final disposition of a Proceeding that [***] without the other Party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed; provided that [***].
(d)    Notwithstanding the foregoing, [***]’s right to enforce the OSIF Patents will be subject to OSIF’s enforcement rights under the OSIF Agreement.
7.3.3    Joinder. If a Party initiates a Proceeding in accordance with this Section 7.3, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 7.3.4, the costs and expenses of each Party incurred pursuant to this Section 7.3.3 will be borne by the Party initiating such Proceeding.
7.3.4    Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.3 will be shared as follows (after OSIF receives its applicable percentage of the portion of such award that is attributable to enforcement of the OSIF Patents pursuant to the OSIF Agreement):
(a)    the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then
(b)    any remaining proceeds constituting direct or actual damages for acts of infringement will be paid to, or retained by, [***]; provided that such amounts will be [***]; and
(c)    any remaining proceeds constituting [***] will be allocated between the Parties as follows: the Party initiating the Proceeding will retain

[***]% of such proceeds and the other Party will receive [***]% of such proceeds.
7.3.5    Settlement. Notwithstanding anything to the contrary under this ARTICLE 7, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 7 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that Controls the relevant Patent; provided that the foregoing restriction on granting a license will not apply with respect to any Sublicense granted by Vertex.
7.4    Other Infringement.
7.4.1    Patents Solely Owned by Company. Company will retain all rights to pursue (a) an infringement of any Patent solely owned by Company that is not a Competitive Infringement and (b) an infringement of any Patent solely owned by Company, and in each case of (a) and (b), Company will retain all recoveries with respect thereto.
7.4.2    Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.
7.5    Patent Listing. [***] will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G), any similar statutory or regulatory requirement enacted in the future regarding biologic products, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.
7.6    Common Ownership Legislation. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party will have the right to make an election under the Common Ownership Legislation when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Common Ownership Legislation. Notwithstanding the foregoing, the other Party’s consent under this Section 7.6 will not be required in connection with an obviousness-type double patenting rejection in any patent application claiming a Licensed Agent, Product, or uses thereof.
7.7    Patent Term Extension. [***] will have the sole right, at its sole cost, to obtain patent term restoration in any country in the Territory under 35 U.S.C. § 156 or any statute or regulation equivalent or similar thereto, where applicable to a Product and where such patent term restoration arises from, or is calculated in reference to, the Development of a Product or Licensed Agent, including with respect to any [***], except as provided below with respect [***]. Subject to OSIF’s rights under the OSIF Agreement, [***] will determine which relevant patents will be extended (including by filing supplementary protection certificates and any other extensions that are now or in the future become available); provided, however, that any decision to [***] prior to assignment of this Agreement to OSIF will require the prior written approval of [***], which may be withheld in [***]’s sole discretion. [***] will cooperate, at [***]’s cost, as reasonably requested by [***], in connection with the foregoing (including by providing appropriate information and executing appropriate documents). For clarity, as between the Parties, [***] will have the sole right to obtain patent term restoration in any country in the

Territory for any [***] where such patent term restoration arises from, or is calculated in reference to, [***], in its sole discretion.
7.8    Recording. If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Company will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation. Vertex will reimburse Company for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by Company in complying with the provisions of this Section 7.8.
7.9    Unitary Patent System. The Party Prosecuting and Maintaining a Patent in Europe pursuant to Section 7.1 will have the exclusive right to opt-in or opt-out of the Europe Unitary Patent System for such Patent. For clarity, “to opt-in or opt-out” refers to both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83(3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted in to the Europe Unitary Patent System with respect to a given Patent, the other Party will not initiate any action with respect to such Patent under the Europe Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.
7.10    Trademarks. As between the Parties, all trademarks and trade dress rights used in connection with the Commercialization of the Products in the Field in the Territory will be owned exclusively by Vertex.
7.11    Bankruptcy.
7.11.1    All rights and licenses now or hereafter granted by Company to Vertex under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Vertex pursuant to Section 5.1, are, for all purposes of 11 U.S.C. § 365(n), licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Company, Company agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Without limiting the generality of the foregoing, the Parties intend and agree that any sale of Company’s assets under Section 363 of the Bankruptcy Code will be subject to Vertex’s rights under Section 365(n), that Vertex cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Vertex’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Vertex. Further, each Party agrees and acknowledges that all payments by Vertex to Company hereunder, other than the up-front fee pursuant to Section 6.1, royalty payments pursuant to Section 6.3, and the milestone payments pursuant to Section 6.2.1 and Section 6.2.2, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. Company will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the OSIF Technology and all information related to the OSIF Technology. If (a) a case under the U.S. Bankruptcy Code is commenced by or against Company, (b) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (c) Vertex elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, Company (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
(a)    provide Vertex with copies of all such intellectual property (including all embodiments thereof) held by Company; and
(b)    not interfere with Vertex’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.
Nothing herein will be deemed a waiver by Vertex of any claims it may have against Company resulting from rejection of the license or failure to perform its obligations hereunder.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES
8.1    Representations and Warranties of Vertex. Vertex hereby represents and warrants to Company, as of the Execution Date and the Effective Date, that:
8.1.1    it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
8.1.2    it (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
8.1.3    this Agreement has been duly executed and delivered on behalf of Vertex, and constitutes a legal, valid and binding obligation, enforceable against Vertex in accordance with the terms hereof;
8.1.4    the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument, obligation or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
8.1.5    except with respect to any required Antitrust Filings (as defined under the Collaboration Agreement), it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
8.1.6    the representations and warranties of Vertex in this Agreement, and the information, documents and materials furnished to Company in connection with its period of diligence prior to the Execution Date or the Effective Date, as applicable, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading; and

8.1.7    Vertex is solvent and has the ability to pay and perform all of its obligations due as of the Effective Date, including any such payment obligations under this Agreement.
8.2    Representations and Warranties of Company. Company hereby represents and warrants to Vertex, as of the Execution Date and the Effective Date, that, except as set forth in the corresponding section of Schedule 8.2, which schedule may be supplemented or updated within [***] following the Antitrust Clearance Date (as defined under the Collaboration Agreement); provided that any such supplement or update may only contain information arising after the Execution Date:
8.2.1    it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
8.2.2    it (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
8.2.3    this Agreement has been duly executed and delivered on behalf of Company, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
8.2.4    the execution, delivery and performance of this Agreement by Company will not constitute a default under or conflict with any agreement, instrument, obligation or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
8.2.5    except with respect to any required Antitrust Filings (as defined under the Collaboration Agreement), it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
8.2.6    Company Controls all Patents and Know-How licensed to Company or its Affiliates by OSIF under the OSIF Agreement that are necessary or useful to Exploit Licensed Agents and Products in the Field;
8.2.7    Company is the exclusive licensee of the OSIF Technology, all of which is free and clear of any liens, charges and encumbrances (other than any license granted by Company or its Affiliates to any Third Party that do not conflict with or affect the scope of the licenses granted under this Agreement and other than any liens, charges and encumbrances resulting from the action or inaction of OSIF or its Affiliates without Company’s knowledge), and, as of the Execution Date and the Effective Date, neither any license granted by Company or its Affiliates to any Third Party, nor any agreement between any Third Party and Company or its Affiliates, conflicts with the licenses or other rights granted to Vertex hereunder and Company is entitled to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant to Vertex under this Agreement;
8.2.8    Company has disclosed to Vertex in Schedule 1.84 all OSIF Patents that, to its knowledge, are existing as of the Execution Date and the Effective Date and such disclosure indicates whether each such Patent is owned by Company or licensed by Company from a Third Party and if so licensed, identifies the licensor or sublicensor from which the Patent is licensed and Company has provided Vertex with a true and complete copy of each such license agreement;
8.2.9    to its knowledge, the OSIF Patents, are subsisting and are, or, upon issuance, will be, valid and enforceable patents and no Third Party has challenged the scope validity or enforceability of such Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
8.2.10    to its knowledge, no Third Party is infringing or threatening to infringe any of the OSIF Patents or misappropriating or threatening to misappropriate any OSIF Know-How;
8.2.11    it has complied with Applicable Law, including any disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the Prosecution and Maintenance of the OSIF Patents and has timely paid all filing and renewal fees payable with respect to any such Patents for which it controls Prosecution and Maintenance;
8.2.12    to Company’s knowledge, (a) the applicable patent owner has obtained assignments from the inventors of all inventorship rights relating to the OSIF Patents, and (b) all such assignments of inventorship rights relating to such Patents are valid and enforceable;
8.2.13    Company has provided a true and complete copy of the OSIF Agreement, including all amendments or modifications thereto, to Vertex. The OSIF Agreement is in full force and effect. Neither Company nor its Affiliates nor, to its knowledge, the Third Party licensor in the OSIF Agreement is in material breach of, or in default with respect to a material obligation under, the OSIF Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in material breach of, or in default with respect to a material obligation under, the OSIF Agreement;
8.2.14    Company and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all OSIF Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such OSIF Know-How) and, to Company’s knowledge, such OSIF Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;
8.2.15    to Company’s knowledge, the conception, development, and reduction to practice of the OSIF Technology have not constituted or involved the misappropriation of any Know-How of any Third Party, and the practice of the OSIF Know-How in the Exploitation by Company or Vertex (or their respective Affiliates or Sublicensees) of a Licensed Agent or Product as contemplated by this Agreement does not and will not constitute a misappropriation of any Know-How of any Third Party;
8.2.16    there are no judgments or settlements against or owed by Company or its Affiliates or, to its knowledge, pending or threatened claims or litigation, in either case relating to the OSIF Technology;
8.2.17    there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending, or, to its knowledge, threatened, against Company, any of its Affiliates or, to its knowledge, any Third Party, in each case in connection with the OSIF Technology, the Licensed Agents, the Products, or otherwise relating to the transactions contemplated by this Agreement;
8.2.18    with respect to any OSIF Technology, Licensed Agent or Product or activities to be performed by Company in connection with this Agreement, Company has not taken any action directly or indirectly to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted any such unlawful payment;
8.2.19    to its knowledge, except to the extent permissible under United States law, neither Company nor any of its Affiliates has, on its own behalf or in acting on behalf of any other Person, directly or indirectly engaged in any transaction, or has otherwise dealt with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated by this Agreement; and
8.2.20    the representations and warranties of Company in this Agreement, and the information, documents and materials furnished to Vertex in connection with its period of diligence prior to the Execution Date or the Effective Date, as applicable, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.
8.3    Vertex Covenants. Vertex hereby covenants to Company that, except as expressly permitted under this Agreement:
8.3.1    Vertex will, and will require its Affiliates, Sublicensees, and subcontractors to, comply with Applicable Law and accepted pharmaceutical industry business practices in conducting its activities hereunder, including (a) to the extent applicable to Vertex or its Affiliates, Sublicensees, or subcontractor, the FD&C Act, the Anti-Kickback Statute (42 U.S.C. 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. 1320a-7a), the False Claims Act (31 U.S.C. 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services, (b) the applicable laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials and (c) where appropriate GMP, GCP and GLP (or similar standards);
8.3.2    Vertex will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
8.3.3    Vertex will inform Company in writing promptly if it or any Person engaged by Vertex or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Vertex’s knowledge, is threatened, relating to the debarment or conviction of Vertex, any of its Affiliates or any such Person performing services hereunder or thereunder;

8.3.4    Vertex will be, will cause its Affiliates to be, in compliance with all applicable economics sanctions, import, and export control laws, regulations, and orders;
8.3.5    with respect to any OSIF Technology, Licensed Agent, Product, payments or activities performed by Vertex in connection with this Agreement, Vertex will not take any action to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and will not accept any such unlawful payment;
8.3.6    Vertex will not, and will cause its Affiliates not to, engage with or engage in any transaction, or otherwise deal with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated under this Agreement;
8.3.7    Vertex will be, as between the Parties, solely responsible to ensure Compliance by it and its Affiliates; and
8.3.8    Vertex will not, during the term of this Agreement, grant any rights in the Know-How and Patents Controlled by Vertex or its Affiliates that conflict or are inconsistent with the rights granted to Company under this Agreement or that would otherwise prevent Company from exercising its rights or performing its obligations under this Agreement.
8.4    Company Covenants. Company hereby covenants to Vertex that, except as expressly permitted under this Agreement:
8.4.1    Company will, and will require its Affiliates and subcontractors to, comply with Applicable Law and accepted pharmaceutical industry business practices in conducting its activities hereunder, including (a) to the extent applicable to Company or its Affiliates or subcontractor, the FD&C Act, the Anti-Kickback Statute (42 U.S.C. 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. 1320a-7a), the False Claims Act (31 U.S.C. 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services, (b) the applicable laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials and (c) where appropriate GMP, GCP and GLP (or similar standards);
8.4.2    Company will maintain and not breach, and will cause its Affiliates to maintain and not breach, the OSIF Agreement;
8.4.3    Company will promptly notify Vertex in writing of any material breach by Company or its Affiliate or a Third Party of the OSIF Agreement, and will promptly notify Vertex in writing if Company or its Affiliate sends or receives a notice of material breach of the OSIF Agreement, and in the event of a breach by Company or its Affiliate, will permit Vertex to cure such breach on Company’s or its Affiliate’s behalf upon Vertex’s request;
8.4.4    Company will not, and will cause its Affiliates not to, amend, modify or terminate the OSIF Agreement in a manner that would adversely affect Vertex’s rights hereunder without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;

8.4.5    neither Company nor any of its Affiliates will effect any corporate restructuring or enter into any new agreement or otherwise obligate itself to any Third Party or Affiliate, or amend an existing agreement with a Third Party or Affiliate, in each case, in a manner that restricts, limits, or encumbers the rights granted to Vertex under this Agreement or the obligations of Company or its Affiliates under this Agreement;
8.4.6    Company will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any OSIF Technology (or agree to do any of the foregoing), (b) negotiate with, offer to, or grant any license to any Person, or (c) incur or permit to exist, with respect to any OSIF Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case ((a) through (c)), that would conflict with, limit, impair or restrict the rights and licenses granted to Vertex hereunder or would cause any OSIF Technology to cease to be Controlled by Company;
8.4.7    Company will be, and will cause its Affiliates to be, in compliance with all applicable economics sanctions, import, and export control laws, regulations, and orders;
8.4.8    with respect to any OSIF Technology, Licensed Agent, Product, payments or activities performed by Company in connection with this Agreement, Company will not take any action to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and will not accept any such unlawful payment;
8.4.9    Company will not, and will cause its Affiliates not to, engage with or engage in any transaction, or otherwise deal with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated under this Agreement; and
8.4.10    Company will be, as between the Parties, solely responsible to ensure Compliance by it and its Affiliates.
8.5    Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Vertex and Company understand that each Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product.
ARTICLE 9
INDEMNIFICATION; INSURANCE; LIMITATIONS
9.1    Indemnification.
9.1.1    Indemnification by Vertex. Subject to Section 9.1.3, Vertex will indemnify Company, its Affiliates, and its and its Affiliates’ employees, officers and directors (each, a “Company Indemnified Party”) from and against any liability, loss, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) that the Company Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:

(a)    the Exploitation of any Licensed Agent or Product by, on behalf of, or under the authority of, Vertex;
(b)    the breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement; or
(c)    the gross negligence or willful misconduct of Vertex or any Vertex Indemnified Party;
and except, in each case ((a)-(c)), to the extent such claim results from or arises out of an event described in clause (a) through (b) of Section 9.1.2, as to such claim each Party will indemnify the other to the extent of their respective liability.
9.1.2    Indemnification by Company. Subject to Section 9.1.3, Company will indemnify Vertex, its Affiliates and its and its Affiliates’ employees, officers and directors, Sublicensees and Distributors (each, a “Vertex Indemnified Party”) from and against any Liability that the Vertex Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:
(a)    the breach by Company of any of its representations, warranties or covenants set forth in this Agreement; or
(b)    the gross negligence or willful misconduct of Company or any Company Indemnified Party;
and except, in each case ((a)-(b)), to the extent such claim results from or arises out of an event described in clause (a) through (c) of Section 9.1.1, as to such claim each Party will indemnify the other to the extent of their respective liability.
9.1.3    Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which such Party may seek indemnification hereunder. If any Proceeding is instituted against a Party (or another Company Indemnified Party in the case of Company or another Vertex Indemnified Party in the case of Vertex) with respect to which indemnity may be sought pursuant to Section 9.1.1 or 9.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Company Indemnified Party or Vertex Indemnified Party, as applicable, receives in connection with any such claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Company Indemnified Party or Vertex Indemnified Party under Section 9.1.1 or 9.1.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim; provided that the Indemnifying Party is not contesting the indemnity obligation, the Company Indemnified Party or Vertex Indemnified Party, as applicable, will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise (subject to this Section 9.1) and any failure to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the prior written consent of the Company Indemnified Party or Vertex Indemnified Party, as applicable, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully responsible. The Indemnified Party will cooperate with the

Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.
9.2    Insurance. Throughout the Term and for [***] thereafter, each Party will respectively, at its cost, obtain and maintain the insurance coverage listed below, each naming the other Party and its Indemnified Parties as additional insureds, from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province or territory in which such Party’s obligations are provided, with insurers that carry a rating of at least an A-VII or better from A.M. Best. In addition, Vertex will use commercially reasonable efforts to have OSIF, OSU and their respective Affiliates, officers, directors and employees named as additional insureds to its commercial general liability insurance. Each Party will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures for its other activities.

Insurance Type	Minimum Limits	Minimum Coverage	Respectively Must Be Maintained By
Network Security and Privacy Liability	$[***] per claim/ $[***] annual aggregate	Coverage for all acts, errors, omissions, negligence, network security and privacy risks, including but not limited to unauthorized access, failure of security, breach of privacy perils, wrongful disclosure of data, disclosure of HIPAA / GDPR protected health information, collection, or other negligence in the handling of confidential information, privacy perils, and including coverage for related regulatory defense and penalties	[***].
Workers Compensation	Statutory	Statutory	Both Parties as of the Effective Date
Commercial General Liability	$[***] per occurrence/ $[***] annual aggregate	Coverage arising from premises, operations, personal injury, advertising injury, bodily injury and property damage, including contractual liability	Both Parties as of the Effective Date
Clinical Trial / Products Liability insurance	$[***] per occurrence/ $[***] annual aggregate	Covering all participants screened or treated as part of the relevant study and all claims relating to personal injury suffered as a result of participation in the study and/or the study screening process and not containing any exclusions that would preclude claims by participating study participants	Both Parties commencing prior to first Clinical Trial of a Product
Umbrella Liability	$[***] per occurrence and $[***] annual aggregate	Coverage provides excess, follow-form coverage above all liability limits required herein	Both Parties as of the Effective Date

9.3    Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 9, (b) claims arising out of a Party’s willful misconduct or intentional breach of this agreement or (c) any breach by a party of ARTICLE 11, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.
ARTICLE 10
TERM; TERMINATION
10.1    Term; Expiration. Except with respect to the rights and obligations set forth in ARTICLE 2, which will become effective on the Execution Date, this Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will expire, in its entirety, upon the expiration of the last to expire Royalty Term under this Agreement with respect to all Products in all countries (such period, the “Term”):
10.2    Termination of the Agreement.
10.2.1    Termination of Collaboration Agreement. This Agreement will automatically terminate upon termination of the Collaboration Agreement in its entirety or as otherwise set forth in the Collaboration Agreement.
10.2.2    Vertex’s Termination for Convenience. Vertex may terminate this Agreement (either in its entirety or on a Product-by-Product basis), for convenience by providing written notice of its intent to terminate to Company, in which case, such termination will be effective [***] after Company’s receipt of such written notice; except that if any termination under this Section 10.2.1 applies to a Product for which Vertex has received Marketing Approval, such termination will be effective [***] after Company’s receipt of such written notice.
10.2.3    Termination for Material Breach.
(a)    Vertex’s Right to Terminate. If Vertex believes that Company is in material breach of this Agreement, Vertex may deliver written notice of such material breach to Company. If the breach is curable, Company will have [***] following its receipt of such written notice to cure such breach. If Company fails to cure such breach within such [***] period or the breach is not subject to cure (a “Company Breach Event”), (i) Vertex may terminate this Agreement by providing written notice to Company, in which case, this Agreement will terminate on the date on which Company receives such written notice or (ii) Vertex may elect to exercise the alternate remedy provisions set forth in Section 10.3; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***], and (B) Company is making a bona fide effort to cure such breach, Vertex’s right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 10.3 on account of such breach will be suspended for so long as Company is continuing to make such bona fide effort to cure such breach (up to a maximum of [***] after receipt of the applicable written notice above) and if such breach is successfully cured within the foregoing [***] period, Vertex will no longer have the right to terminate this

Agreement or elect to exercise the alternate remedy provisions set forth in Section 10.3 on account of such breach.
(b)    Company’s Right to Terminate. If Company believes that Vertex is in material breach of this Agreement, Company may deliver written notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Vertex fails to cure such breach within the [***] or [***] period, as applicable, or the breach is not subject to cure, Company may terminate this Agreement by providing written notice to Vertex, in which case, this Agreement will terminate on the date on which Vertex receives such written notice; provided, however, that if (i) the relevant breach (A) does not involve Vertex’s failure to make a payment when due and (B) is curable, but not reasonably curable within [***], and (ii) Vertex is making a bona fide effort to cure such breach, Company’s right to terminate this Agreement on account of such breach will be suspended for so long as Vertex is continuing to make such bona fide effort to cure such breach (up to a maximum of [***] after receipt of the applicable written notice above) and if such breach is successfully cured within the foregoing [***] period, Company will no longer have the right to terminate this Agreement on account of such breach.
10.2.4    Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 10.2.3 disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.3, or the right to exercise the alternative remedy provisions of Section 10.3, as applicable, unless and until the relevant dispute has been resolved in accordance with Section 12.12. During the pendency of such dispute, the relevant cure period will be tolled, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
10.2.5    Termination for Insolvency. If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or code, including the U.S. Bankruptcy Code, or has any such petition filed against it that is not discharged within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to such Party, in which case, this Agreement will terminate on the date on which such Party receives such written notice.
10.3    Alternative Remedies to Termination. If Vertex has the right to terminate this Agreement pursuant to Section 10.2.3(a), in addition to any other remedies available to Vertex in law or equity, in lieu of terminating this Agreement, Vertex may elect, upon written notice to Company, to reduce the milestone payments under Section 6.2 by [***]% and royalty payments under Section 6.3 by [***]% (after giving effect to all other applicable deductions and credits available under such Section 6.3). Company stipulates and agrees that such reductions would be a reasonable remedy in such circumstance and not a penalty. For clarity, if Vertex exercises the alternative remedy set forth above in this Section 10.3, such remedy will be Vertex’s sole remedy for such breach.
10.4    Patent Challenge. Company has the right to terminate this Agreement upon written notice to Vertex in the event that Vertex or any of its Affiliates or Sublicensees directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability, or validity of any OSIF Patent (a “Patent Challenge”). In the event of such a Patent Challenge, Company will provide written notice of such Patent Challenge to Vertex, and if Vertex (a) with respect to a patent challenge brought by Vertex or an Affiliate of Vertex, fails to withdraw such Patent Challenge within [***] after such receipt of such notice or (b) with respect to a Patent Challenge brought by a Sublicensee, fails to cause the Sublicensee to withdraw such Patent Challenge within [***] after such receipt of such notice or to terminate the applicable sublicense agreement for such Sublicensee within [***] after receipt of such notice, then, in either case of (a) or (b), Company may terminate this Agreement by providing written notice of such termination to Vertex. As used herein, a Patent Challenge includes: (i) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent; (ii) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent; (iii) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent or any portion thereof; (iv) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent in any country or region; or (v) any foreign equivalent of clauses (i), (ii), (iii) or (iv), including under Applicable Law. Notwithstanding the foregoing, Company will not have the right to terminate this Agreement under this Section 10.4 (x) with respect to any Patent Challenge in which Vertex or its Affiliate or Sublicensee has been compelled to participate in such Patent Challenges by a court or patent office or (y) if a Patent Challenge is necessary or reasonably required to assert a cross claim or a counterclaim or to respond to a court request or order or administrative law request or order, including asserting any defense or counterclaim in, or otherwise responding to, any Patent infringement suit filed by Company or any of its Affiliates, licensors, licensees or sublicensees against Vertex or any of its Affiliates or Sublicensees. In addition, Company will not have the right to terminate this Agreement pursuant to this Section 10.4 if any Affiliate that first becomes an Affiliate of Vertex pursuant to a Change of Control of Vertex after the Effective Date was undertaking activities in connection with a Patent Challenge prior to such Affiliate first becoming an Affiliate of Vertex.
10.5    Consequences of Expiration or Termination of the Agreement.
10.5.1    In General. If this Agreement expires or is terminated in whole or in part with respect to one or more Products by a Party pursuant to this ARTICLE 10, the following terms will apply to this Agreement, either in its entirety or with respect to the Product that is the subject of such termination, as the case may be:
(a)    each Party will take all action required under Section 11.3 if requested by the other Party;
(b)    termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such expiration or termination;
(c)    such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement; and
(d)    the following provisions of this Agreement will survive the expiration or termination of this Agreement: ARTICLE 1, Section 5.3, Sections 6.5 through 6.7 (inclusive, solely to the extent applicable and with respect to any amounts due prior to expiration or termination), Section 7.4 (with respect to proceedings to the extent relating to events occurring prior to the effective date of termination), Section 8.5, ARTICLE 9 (with respect to Section 9.2, for the time period set forth therein), this Section 10.5, Sections 11.1 through 11.5 (inclusive, for the time period set forth therein), and ARTICLE 12 (but not including Section 12.2).
10.5.2    Early Termination. If this Agreement is terminated in its entirety or in part by a Party pursuant to Sections 10.2.1, 10.2.3, 10.2.5, or 10.4, the following terms will apply with respect to any Product that is the subject of such termination (i.e., all Products worldwide in the case of termination of this Agreement in its entirety or the applicable Product in the Territory in the case of termination of this Agreement for a particular Product, as the case may be):
(a)    except as set forth in Section 10.5.2(d), the applicable licenses granted by Company to Vertex with respect to such Product(s) in the Territory under this Agreement will terminate;
(b)    except as set forth in this Section 10.5, Vertex will have no further rights and Company will have no further obligations with respect to such Product(s) in the Territory;
(c)    if terminated with respect to a particular Product or Products, the definition of Product will be automatically amended to exclude the relevant Product or Products; and
(d)    any permitted Sublicense of Vertex will, at the applicable Sublicensee’s option, survive such termination on the condition that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, Company will enter into a direct license with the Sublicensee on terms that are substantially the same terms as the applicable terms of this Agreement; provided that Company will not be required to undertake obligations in addition to those required by this Agreement, and Company’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license;
10.5.3    Relationship to Collaboration Agreement. Neither Party will be permitted to terminate this Agreement, and Vertex will not be permitted to exercise its rights under Section 10.3, unless in each case the terminating Party (or Vertex in the case of Section 10.3) exercises the corresponding right under the Collaboration Agreement. For the avoidance of doubt, a material breach of the Collaboration Agreement will be deemed to be a material breach of this Agreement, and vice versa.
ARTICLE 11
CONFIDENTIALITY
11.1    Confidentiality. During the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, except, in each case, to the extent expressly permitted under this Agreement or the Collaboration Agreement (including, for clarity, to exercise any of its rights and perform any of its obligations) or otherwise agreed in writing. Without limiting the generality of the foregoing, to the extent that either Party provides the other Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms of this ARTICLE 11 applicable to a Receiving Party.

11.2    Authorized Disclosure. Notwithstanding Section 11.1, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to:
(a)    following discussion between the Parties of such disclosure through the IP Committee, file or prosecute patent applications as contemplated by this Agreement or the Collaboration Agreement;
(b)    subject to the remainder of this Section 11.2, prosecute or defend litigation;
(c)    exercise its rights and perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (except with respect to the duration of such terms which will be commercially reasonable under the circumstances);
(d)    subject to the remainder of this Section 11.2, its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources, investors, underwriters or sub(licensees) on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (except with respect to the duration of such terms which will be commercially reasonable under the circumstances) which may include professional ethical obligations;
(e)    subject to the remainder of this Section 11.2, comply with Applicable Law; or
(f)    include such Confidential Information in Regulatory Filings.
In addition to the foregoing, each Party may disclose the other Party’s Confidential Information to Third Parties (other than an actual or potential competitor of such Party) in connection with its obligations under this Agreement or the Collaboration Agreement; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein.
If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Sections 11.2(b) or 11.2(e), the disclosing Party will, to the extent possible, give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.
11.3    Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the Disclosing Party, the Receiving Party will return or destroy, at the Receiving Party’s election, all data, files, records and other materials containing or comprising the Disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the Receiving Party will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the Receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s or its Affiliate’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures.
11.4    Applicable Law; SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement or activities performed hereunder to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that, to the extent such disclosure includes terms or information that have not previously been so disclosed, such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.
11.5    [***]
ARTICLE 12
MISCELLANEOUS
12.1    Assignment. This Agreement will not be assignable by either Party to any Third Party without the written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may assign this Agreement or its rights and obligations under this Agreement, without the written consent of the other Party, to an Affiliate or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms of this Agreement; provided that such Affiliate or Third Party maintains the rights and abilities to perform the obligations of the assigning Party under this Agreement. The Parties agree that this Agreement and the Collaboration Agreement will always be assigned together to the same assignee; provided, however, that upon termination of the OSIF Agreement, this Agreement may be assigned to OSIF pursuant to Section 8.6(a) of the OSIF Agreement. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.1 will be void. Notwithstanding anything to the contrary in this Agreement and subject to prior written notice by Company to Vertex, Company may sell, assign or otherwise transfer or pledge as a security all or any part of its rights to receive royalties and other related payments under this Agreement (collectively, “Rights”) without the prior consent of Vertex, and any permitted assignee, pledgee or other transferee of such Rights may likewise sell, assign or otherwise transfer or pledge as a security all or any part of such assignee, pledgee or other transferee’s Rights without the prior written consent of Vertex, and Company or such assignee, pledgee or other transferee may disclose Royalty Information (as defined under the Collaboration Agreement) in accordance with Section 10.8 of the Collaboration Agreement as if such permitted assignee, pledgee or other transferee were Company.
12.2    Change of Control of Company. Company will notify Vertex in writing promptly (and in any event within [***]) following the execution of a definitive agreement by Company, its Affiliates or its equity holders that could reasonably be expected to result in a Change of Control of Company.
12.3    Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use Commercially Reasonable Efforts to resume performance of its obligations under this Agreement.
12.4    Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this

Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.
12.5    Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, or through email to the applicable email address, addressed as follows:
If to Vertex:
Vertex Pharmaceuticals Incorporated
Attn: Business Development
50 Northern Avenue
Boston, Massachusetts 02210
Email: [***]
with a copy to:
Vertex Pharmaceuticals Incorporated
Attn: Corporate Legal
50 Northern Avenue
Boston, Massachusetts 02210
Email: [***] &
[***]
and:
Ropes & Gray LLP
Attn: [***]
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Email: [***]
If to Company:
Entrada Therapeutics, Inc.
Attn: Chief Operating Officer
6 Tide Street
Boston, Massachusetts 02210
Email: [***]
with a copy to:
Entrada Therapeutics, Inc.
Attn: Legal Notice
6 Tide Street
Boston, Massachusetts 02210
Email: [***] &
[***]
and:
Goodwin Procter LLP
Attn: [***]

601 Marshall Street
Redwood City, CA 94063
Email: [***]
or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager (as defined under the Collaboration Agreement) concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier or email. Prior to any assignment of this Agreement to OSIF, all notice required under this Agreement will be deemed given if provided to Company for substantially the same purpose or pursuant to any corresponding Section under the Collaboration Agreement and in accordance with Section 11.5 thereof.
12.6    Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and Company.
12.7    Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
12.8    Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
12.9    Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
12.10    Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Company or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
12.11    Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.
12.12    Dispute Resolution. Subject to Section 12.12.4 regarding the resolution of certain Patent and Know-How-related disputes, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it will be resolved pursuant to Sections 12.12.1, 12.12.2, and 12.12.3.

12.12.1    Escalation to Executive Officers. Either Party may refer any Dispute to the Executive Officers of the Parties, who will confer in good faith on the resolution of the issue, by delivering written notice to the other Party.
12.12.2    Mediation. If the Executive Officers are unable to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then within [***] after the end of such [***] period or such other mutually-agreed period of time, either Party may serve notice to the other Party referring the matter to confidential mediation administered by the American Arbitration Association (“AAA”) under its Mediation Procedures (subject to this Section 12.12.2). Such mediation will begin within [***] following the service of such mediation notice.
If the Parties are unable to agree on a mediator within [***] after service of the mediation notice, a mediator will be appointed by the AAA. The mediation session will last for at least [***] before any Party has the option to withdraw from the process. The Parties may agree to continue the mediation process beyond [***], until there is a settlement agreement, or one Party or the mediator states that there is no reason to continue. The Parties agree to have their respective principals participate in the mediation process, including being present throughout the mediation session(s). Any period of limitations that would otherwise expire between the reference of the Disputes to the Executive Officers of the Parties and the conclusion of the mediation will be extended until [***] after the conclusion of mediation.
If the Dispute is not resolved through mediation, then either Party may by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in Section 12.12.3 for purposes of having the matter settled (the “Arbitration Notice”).
12.12.3    Arbitration. A Party may elect to resolve any Dispute pursuant to arbitration only after the Parties have escalated the Dispute to the Executive Officers pursuant to Section 12.12.1 and attempted to mediate the Dispute pursuant to Section 12.12.2, which process will be a condition precedent to arbitration. The Parties will follow the following procedures to resolve such Dispute under arbitration:
(a)    Binding Arbitration. Within [***] following a Party’s receipt of the Arbitration Notice, the Parties will submit such Dispute to, and such Dispute will be finally resolved by, binding arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA by an arbitral tribunal composed of [***] impartial arbitrators bound by The Code of Ethics for Arbitrators in Commercial Disputes, all of whom will have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable), [***] appointed by each of the Parties within [***] after the Arbitration Notice, and the [***] who will chair the arbitral tribunal appointed by the Party-appointed arbitrators within [***] after the appointment of the [***] arbitrator, or, failing agreement by the Party-appointed arbitrators, by the AAA in accordance with the Rules. If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will (i) have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable) and (ii) be appointed by agreement of the Parties within [***] after the Arbitration Notice, or, failing such agreement, by the AAA in accordance with the Rules. In no case will any arbitrator have participated in a prior mediation involving either Party unless explicitly agreed to by the Parties. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in Boston, MA, U.S.A. All arbitration proceedings will be conducted in the English language. The Dispute will not be subject to the Commercial Arbitration Rules’ Expedited Procedures, regardless of the amount in controversy, unless otherwise agreed by the Parties in writing.
(b)    Limited Discovery. Documentary discovery may be conducted at the discretion of the arbitrator(s); provided that any such discovery will (i) be limited to documents directly relating to the Dispute, (ii) be conducted pursuant to document discovery procedures as set forth under the laws of the International Bar Association Rules of Evidence, and (iii) be conducted subject to the schedule stipulated by the Parties, or in the absence of stipulation, the schedule ordered by the arbitrator(s). At the request of a Party, the arbitrator(s) may at their discretion order the deposition of witnesses. Depositions will be limited to a maximum of [***] depositions per Party, each of a maximum of [***] hours duration, unless the arbitrator(s) otherwise determine. Notwithstanding any provision of this Section 12.12.3 to the contrary, all discovery must be completed within [***] after the appointment of the arbitrator(s).
(c)    Awards and Fees. The arbitrator(s) have the authority to make awards of declaratory relief and monetary damages, but they may not award damages excluded under Section 9.3, and will not under any circumstances have the authority or power to grant (i) equitable relief or (ii) orders for specific performance. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses, including attorney’s fees.
(d)    Rulings. All arbitration proceedings must be completed within [***] after the Arbitration Notice. The Parties hereby agree that, subject to the provisions of this Section 12.12.3, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefor by the Parties as well as the final award. The final award will be issued no more than [***] after the final submissions of the Parties, or as soon thereafter as practicable. All rulings by the arbitrator(s) will be final and binding on the Parties. The arbitrator(s) will issue a reasoned decision that accompanies the final award.
(e)    Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 12.12.3(b) may be enforced, to the extent that such ruling complies with the provisions of Section 12.12.3(a), in any court having jurisdiction over any of the Parties or any of their respective assets.
(f)    Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 12.12.3 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in ARTICLE 11. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration, their respective statements and all information exchanged in connection with the arbitration, and the conduct of the arbitration and any information produced thereunder is Confidential Information under this Agreement and subject to the provisions of ARTICLE 11.
12.12.4    Patent and Know-How Disputes. Notwithstanding the foregoing in this Section 12.12, if a dispute arises between the Parties under this Agreement with respect to the interpretation, scope, validity, enforceability, applicability or term of any Patent or inventorship or ownership of any Know-How, then such dispute will not be resolved pursuant to

Sections 12.12.1, 12.12.2 and 12.12.3, but instead may be brought by either Party in the federal courts of Massachusetts, in each case, (a) unless the Parties agree in writing to submit such claim to arbitration pursuant to Sections 12.12.1, 12.12.2 and 12.12.3 or (b) except to the extent federal jurisdiction cannot be maintained, in which case such claim will be submitted to arbitration pursuant to Sections 12.12.1, 12.12.2 and 12.12.3.
12.12.5    Equitable Relief. Notwithstanding the foregoing in this Section 12.12, nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Each Party agrees that its unauthorized release of the other Party’s Confidential Information will cause irreparable damage to other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to seek timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction.
12.13    Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the CDA, which is hereby superseded and replaced in its entirety as of the Execution Date.
12.14    Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
12.15    Transparency Laws. Company agrees that Vertex may publicly disclose any information related to (a) any payment or transfer of value made to Company by Vertex hereunder, or (b) any payment or transfer of value made by Company to any Third Party or Affiliate in connection with this Agreement, in each case (a)-(b), to the extent reasonably required by Transparency Laws and by any means, including reporting through any government platform or system, Vertex’s and its Affiliates’ websites or any other platform or system. Company will promptly (and in any event within [***]) provide Vertex with any such information as reasonably requested by Vertex to enable compliance with Transparency Laws.
1.16    Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to

Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, e-mail or otherwise (but excluding text messaging or instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
12.17    No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
12.18    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
12.19    Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party. The Parties may execute this Agreement by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.
VERTEX PHARMACEUTICALS INCORPORATED
By: /s/ Reshma Kewalramani
Name: Reshma Kewalramani
Title: Chief Executive Officer and President
ENTRADA THERAPEUTICS, INC.
By: /s/ Dipal Doshi
Name: Dipal Doshi
Title: President and Chief Executive Officer

Schedule 1.8
Baseball Arbitration Procedures
[***]

Schedule 1.71
Licensed Agent
[***]

Schedule 1.84
OSIF Patents
(as of the Execution Date)
[***]

Schedule 8.2
Disclosure Schedule
[***]

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1
TO THE
SUBLICENSE AGREEMENT
This AMENDMENT NO. 1 TO THE SUBLICENSE AGREEMENT (this “Amendment”) is entered into as of October 26, 2023 (the “Amendment Effective Date”) by and between, on the one hand, VERTEX PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (“Vertex”), and, on the other hand, ENTRADA THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware (“Company”). Vertex and Company each may be referred to herein individually as a “Party” or collectively as the “Parties.” This Amendment amends the Sublicense Agreement, entered into as of December 7, 2022, between Vertex and Company (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.
RECITALS
WHEREAS, Vertex and Company desire to amend Section 1.117 and Section 6.2.1 of the Agreement.
WHEREAS, the Company has [***] as defined under the original Agreement;
WHEREAS, the Parties have agreed [***] to amend the Agreement [***].
NOW, THEREFORE, in consideration of the respective covenants and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE 13
AMENDMENTS
1.1    Amendment Date. This Amendment will be effective as of the Amendment Effective Date.
1.2    Successful Completion of Ongoing Study Definition. Section 1.117 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:
1.117.        ”Successful Completion of Ongoing Study” means [***]
1.3    Milestone Payment Section. Section 6.2.1 of the Agreement is hereby amended (i) by deleting the table contained in Section 6.2.1 of the Agreement and replacing it with the table set forth below and (ii) adding a final sentence to Section 6.2.1 of the Agreement after the table as set forth below.

	Milestone Event	Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]

As of the Amendment Effective Date, the Parties agree and acknowledge [***].
ARTICLE 14
MISCELLANEOUS
2.1    Effect of Amendment. The amendments set forth in this Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this Amendment shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article 12 (Miscellaneous) of the Agreement which shall, as applicable, be deemed to apply to this Amendment mutatis mutandis). This Amendment shall not be deemed to be an amendment to any other terms and conditions of the Agreement. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.
2.2    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party. The Parties may execute this Agreement by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.
[SIGNATURE PAGE FOLLOWS]
* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their representatives thereunto duly authorized as of the Amendment Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED	ENTRADA THERAPEUTICS, INC.
By: /s/ Charles Wagner	By: /s/ Dipal Doshi
Name: Charles Wagner	Name: Dipal Doshi
Title: CFO	Title: CEO